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                                                                     EXHIBIT 5.1

                           [CLARK, WILSON LETTERHEAD]


February 7, 2001


SmarTire Systems Inc.
150 - 13151 Vanier Place
Richmond, British Columbia
V6V 2J1


Dear Sirs:

               RE: REGISTRATION STATEMENT ON FORM S-8

               We are counsel to SmarTire Systems Inc. (the "Company"), a British Columbia corporation, and have assisted in the preparation of the Registration Statement of the Company on Form S-8 (the "Registration Statement") covering an aggregate of 1,000,000 common shares (the "Shares") in the capital of the Company granted or issuable pursuant to the Company's 2000 Stock Incentive Plan (U.S.) and the Company's 2000 Stock Incentive Plan (Non-U.S.) (collectively, the "2000 Plans").

               We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein. We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have, for the purposes of this opinion, assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

               Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that each Share to be issued by the Company and sold pursuant to the Registration Statement will be, when issued pursuant to the terms of the appropriate 2000 Plan, validly issued, fully paid and non-assessable.


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               This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.



                                               Yours truly,

                                               CLARK, WILSON

                                               /s/ Clark, Wilson